UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2005

COUNTRYWIDE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8422	13-2641992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 15, 2005, at the 2005 Annual Meeting of Stockholders of Countrywide Financial Corporation (the “Company”), stockholders approved the Company’s Annual Incentive Plan as amended and restated (the “Plan”).

The amendment and restatement of the Annual Incentive Plan expands the types of performance criteria that may be used as goals under the Plan, which was approved by the Compensation Committee of the Company on February 22, 2005 and, as a result of stockholder approval, became effective as of January 1, 2005. The amendment and restatement of the Annual Incentive Plan was disclosed previously in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2005. As amended and restated, a participant’s performance goals may be established with respect to one or more of the following performance criteria: gross and/or net revenue (in the aggregate or attributable to specific products); gross and/or net income; operating income; costs and expenses; operating cash flow; share price; earnings per share; return on investment; return on assets; return on capital; return on equity; market share; total shareholder return; EBIT (i.e., net income before interest and taxes) or EBITDA (i.e., net income before interest, taxes, depreciation and amortization); employee retention, development, succession planning; objective goals set for a participant; cost of goods sold or gross margin; diversity; compliance; and/or performance related to internal audit/risk assessment.

All officers of the Company are currently eligible for awards under the Annual Incentive Plan. It is expected, however, that Stanford Kurland, President and Chief Operating Officer, David Sambol, Executive Managing Director and Chief of Mortgage Banking and Capital Markets, Carlos Garcia, Executive Managing Director, Chief of Banking and Insurance Operations, Andrew Gissinger, Senior Managing Director, Chief Production Officer, and Ranjit Kripalani, Senior Managing Director, Countrywide Capital Markets, will be participating officers for the fiscal year ending December 31, 2005. The Annual Incentive Plan has been designed to preserve the tax deductibility of payments made pursuant to the Plan and the Company intends to administer the Annual Incentive Plan so that awards thereunder will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. This description of the Plan is qualified by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1	Amended and Restated Countrywide Financial Corporation Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION

Dated: June 20, 2005	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Senior Managing Director, Chief of Financial
Operations and Planning

EXHIBIT INDEX

Exhibit No.
10.1	Amended and Restated Countrywide Financial Corporation Annual Incentive Plan.